SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                November 7, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                           1-3492                  No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On November 7, 2003 registrant issued a press release entitled "Halliburton Extends Debt Exchange Offer."

         The text of the press release is as follows:

                     HALLIBURTON EXTENDS DEBT EXCHANGE OFFER


HOUSTON, Texas -- Halliburton (NYSE: HAL) announced today that it is extending until 5:00 p.m. New York City time, on November 19, 2003, the expiration date of the offer by Halliburton to issue its new 7.6% debentures due 2096 in exchange for a like amount of 7.60% debentures due 2096 of its subsidiary, DII Industries, LLC. As of 5:00 p.m., New York City time, on November 5, 2003, which was the original expiration date for the exchange offer, holders of approximately 97% of the outstanding DII Industries debentures had tendered for exchange.

The exchange offer is being offered in connection with DII Industries' solicitation of consents to amend the indenture governing the DII Industries debentures. As previously announced, as of 5:00 p.m., New York City time, on October 24, 2003, the consent payment deadline, DII Industries had received consents from holders of more than 95% of the principal amount of outstanding DII Industries debentures. These consents have been accepted and have become and remain irrevocable, and DII Industries has amended the indenture governing its 7.6% debentures. The amendments will take effect when the exchange offer is completed. One of the remaining conditions to the exchange offer and the effectiveness of the indenture amendment is that all prerequisites shall have been satisfied for concluding the proposed settlement of asbestos and silica claims of Halliburton's subsidiaries. Halliburton may further extend the exchange offer until this and other conditions to the exchange offer have been satisfied. Holders tendering DII Industries debentures may withdraw tendered debentures up until the extended exchange offer expiration date.

The exchange offer and consent solicitation are subject to the terms and conditions of the Offering Memorandum and Consent Solicitation Statement dated October 9, 2003. This announcement amends and supplements the Offering Memorandum and the related letter of transmittal with respect to the matters described above. All other terms and conditions of the Offering Memorandum and the related letter of transmittal remain in full force and effect.

This press release does not constitute an offer to sell or the solicitation of an offer to buy securities. The debentures being offered by the company have not been registered under the United States federal or state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

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Halliburton,  founded  in  1919,  is one of the  world's  largest  providers  of products and services to the petroleum and energy industries. The company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The company's World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended September 30, 2003 for a more complete discussion of such risk factors.

                                       ###

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     November 10, 2003            By: /s/ Margaret E. Carriere
                                          -----------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary